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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-778, 333-780, 333-782, 333-784, 333-786,
333-30057, 333-80977, 333-81069, 333-85859, 333-85853 and 333-85855) of US
Oncology, Inc., formerly known as American Oncology Resources, Inc. of our report dated March 21, 2000 appearing on page 24 of this Form 10-K.



PRICEWATERHOUSECOOPERS LLP
Houston, Texas
March 24, 2000